Exhibit 10.2
FIRST INDUSTRIAL REALTY TRUST, INC.
2001 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
[Performance-Based Vesting — Stock Settled]
     AGREEMENT, made and entered into as of [_________], 2009 by and between First Industrial Realty Trust, Inc. (the “Company”) and [_________] (the “Grantee”).
     WHEREAS, the Company maintains the First Industrial Realty Trust, Inc. 2001 Stock Incentive Plan (the “Plan”), which is incorporated into and forms a part of this award agreement (“Award Agreement”), and the Grantee has been selected by the Committee administering the Plan to receive an award of Restricted Stock Units under the Plan. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Plan.
     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the Company and the Grantee agree as follows:
1. Grant. The Company hereby grants to the Grantee [_________] Restricted Stock Units pursuant to the Plan. Each Restricted Stock Unit represents the right to receive in the future, subject to the terms and conditions set forth in this Award Agreement and the Plan, one (1) share of Stock. The Restricted Stock Units will be credited to the Grantee in an unfunded bookkeeping account established for the Grantee by the Company. The Restricted Stock Units are granted as of the date hereof.
2. Vesting. (a) Subject to Sections 2(b) and 2(c), the Restricted Stock Units shall vest annually upon the achievement of both (x) the applicable service-based condition described in Section 2(a)(ii)(A) (the “Service Condition”) and (y) the applicable performance condition described in Section 2(a)(ii)(B) (the “Performance Condition”)
     (i) The “Service Condition” shall be deemed to have been achieved as to 25% of the Restricted Stock Units annually on each of June 30, 2010, 2011, 2012 and 2013, so long as the Grantee is employed with the Company on the applicable date (the Restricted Stock Units as to which the Service Condition is deemed to have been achieved on each of the such dates, the “Tranche A RSUs,” the “Tranche B RSUs,” the “Tranche C RSUs” and the “Tranche D RSUs,” respectively).
     (ii) The “Performance Condition” shall be deemed to have been achieved as to 25% of each of the Tranche A RSUs, the Tranche B RSUs, the Tranche C RSUs and the Tranche D RSUs upon each of the following dates:
     (A) such date as the Stock shall have maintained a Fair Market Value (as defined in the Plan) of $9 for at least fifteen (15) consecutive trading days at any time during the period commencing on the Effective Date and ending on June 30, 2014;

     (B) such date as the Stock shall have maintained a Fair Market Value of $13 for at least fifteen (15) consecutive trading days at any time during the period commencing on the Effective Date and ending on June 30, 2014;
     (C) such date as the Stock shall have maintained a Fair Market Value of $17 for at least fifteen (15) consecutive trading days at any time during the period commencing on the Effective Date and ending on June 30, 2014; and
     (D) such date as the Stock shall have maintained a Fair Market Value of $21 for at least fifteen (15) consecutive trading days at any time during the period commencing on the Effective Date and ending on June 30, 2014;
provided that, notwithstanding anything in this Award Agreement to the contrary, any unvested Restricted Stock Units as to which the Performance Condition has not been attained by June 30, 2014 shall be forfeited.
By way of example, if the Grantee remains employed on June 30, 2011 and the Stock has maintained a Fair Market Value of $18 for at least fifteen (15) consecutive trading days at any time through that date, then (i) the Service Condition will have been attained as to the Tranche A RSUs and the Tranche B RSUs, and (ii) the Performance Condition will have been attained as to 75% of each of those Tranches.
     (b) Upon the consummation of a Change of Control (as defined in the Plan), each unvested Restricted Stock Unit shall vest in full. Notwithstanding the foregoing, a Change in Control shall require the consummation of one of the events described in Section 15(d)(iii) of the Plan, rather than shareholder approval of one of the events described in Section 15(d)(iii) of the Plan.
     (c) In the event of the termination of the Grantee’s employment with the Company:
     (i) except as provided in paragraph (ii) below, by the Company with or without Cause or by the Grantee for any reason, all unvested Restricted Stock Units shall be immediately forfeited as of Termination of Service; or
     (ii) as a result of Grantee’s death or by the Company due to Grantee’s Disability (as defined in the Plan and where such disability also qualifies as such under the Company’s long-term disability insurance policy, if applicable):

     (A) the applicable Service Condition shall be deemed satisfied as of the Termination of Service to the extent it would have been satisfied if the Grantee had remained employed for 24 months following the Termination of Service, and
     (B) the applicable Performance Condition shall be deemed satisfied when and if the average Fair Market Value of the Stock equals or exceeds the Fair Market Value applicable to the Performance Condition for at least fifteen (15) consecutive trading days at any time through the earlier of (x) the date 24 months following Termination of Service and (y) June 30, 2014;
3. Share Delivery. As soon as practicable following vesting of each Restricted Stock Unit (but in no event later than 60 days following vesting), one (1) share of Stock shall be issued to the Grantee in respect of each such Restricted Stock Unit; provided that
          (a) with respect to each Restricted Stock Unit that vests pursuant to Section 2(b) that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, settlement of such Restricted Stock Unit shall not occur earlier than (i) the consummation of the Change of Control if such Change of Control constitutes a “change in the ownership” of the Company, a “change in effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, as each such term is defined in Treas. Reg. Section 1.409A-3(i)(5) (each, a “409A Change in Control Event”) or (ii) if such Change in Control Event does not constitute a 409A Change in Control Event, the earliest of (A) such time as the Restricted Stock Unit would have been settled pursuant to Section 2 of this Award Agreement had the Change in Control Event not occurred, (B) the Grantee’s death or “disability” (within the meaning of Section 409A of the Code) or (C) within 5 days of the Grantee’s “separation from service” within the meaning of Section 409A of the Code; and
          (b) with respect to each Restricted Stock Unit that vests pursuant to Section 2(c) that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, settlement of such Restricted Stock Unit shall not occur earlier than (i) the Grantee’s death or “disability” (within the meaning of Section 409A of the Code) or (ii) within five (5) days of the Grantee’s “separation from service” within the meaning of Section 409A of the Code.
          (c) The Company shall not be obligated to issue shares in certificated form and the Company shall not be obligated to issue any Stock hereunder until all applicable securities laws and other legal and stock exchange requirements have been satisfied.
4. Rights of Stockholder; Dividend Equivalents. The Grantee, by virtue of the Restricted Stock Unit Award, shall have no right to receive dividends with respect to any shares of Stock, or vote any shares of Stock, prior to the issuance of such Stock upon the vesting of Restricted Stock Units hereunder. Notwithstanding the foregoing, the Grantee shall have the right to receive Dividend Equivalents with respect to the Restricted Stock Units which become vested, with Dividend Equivalents in respect of unvested Restricted Stock Units being accumulated by the Company in a bookkeeping account and paid to the Grantee, without interest, when and if the associated Restricted Stock Units become vested. Dividend Equivalents in respect of dividends paid on the Stock on or after the associated Restricted Stock Units become vested, but before shares of Stock are issued to the Grantee in respect thereof, will be paid to the Grantee at the same time as dividends are paid to holders of shares of Stock. Dividend equivalents may be paid at the option of the Company in cash, or in registered shares of Stock based on the Fair Market Value of the Stock on the trading day immediately prior to the payment of the Dividend Equivalent.
5. Corporate Transactions. To the extent permitted under Code Section 409A, if applicable, in the event of a corporate transaction involving the Company or the shares of Stock of the Company (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), this Award shall automatically be adjusted to proportionately and uniformly reflect such transaction (but only to the extent that such adjustment will not affect the status of the Award intended to qualify as “performance-based compensation” under Code Section 162(m), if applicable); provided, however, that the Committee may otherwise adjust this Award (or prevent such automatic adjustment) as it deems necessary, in its sole discretion, to preserve the benefits or potential benefits of the awards and the Plan.
6. Nontransferability. The Restricted Stock Unit Award shall not be transferable by the Grantee except by will or the laws of descent and distribution.
7. Withholding. The Grantee agrees to make appropriate arrangements, consistent with the provisions of Section 12 of the Plan as incorporated herein, with the Company for satisfaction of any applicable tax withholding requirements, or similar requirements, arising out of this Award Agreement. The Grantee may elect, subject to such ministerial rules as may be established by the Committee from time to time, to have such tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to this Restricted Stock Unit Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due (based on the minimum statutory rates).
8. Administration. The authority to manage and control the operation and administration of this Award Agreement and the Plan shall be vested in the Committee, and the Committee shall have all powers with respect to this Award Agreement as it has with respect to the Plan. Any interpretation of this Award Agreement or the Plan by the Committee and any decision made by it with respect to this Award Agreement or the Plan are final and binding on all persons.
9. Plan Governs. Notwithstanding anything in this Award Agreement to the contrary, this Award Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Grantee from the office of the Secretary of the Company; and this Award Agreement are subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Notwithstanding anything in this Award Agreement to the contrary, in the event of any discrepancies between the corporate records and this Award Agreement, the corporate records shall control.

10. Not an Employment Contract. The grant of the Restricted Stock Unit Award shall not confer on the Grantee any right with respect to continuance of service with the Company nor shall such grant confer any right to future grants of Restricted Stock Units, or any other awards in lieu thereof, while employed by the Company. The grant shall not interfere in any way with the right of the Company to terminate the Grantee’s service at any time.
11. Validity. If any provision of the Award Agreement is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Award Agreement shall be construed and enforced as if such illegal or invalid provision has never been included herein.
12. References. References herein to rights and obligations of the Grantee shall apply, where appropriate, to the Grantee’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Award Agreement.
13. Notice. Any notice required or permitted to be given under this Award Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:	First Industrial Realty Trust, Inc. 311 S. Wacker Drive, Suite 4000 Chicago, Illinois 60606 Attn: John Clayton — VP — Corporate Legal

If to the Grantee:	At the most recent address on file at the Company.
14. Counterparts. This Award Agreement may be executed in counterparts, each of which shall constitute one and the same instrument.
15. Amendment. This Award Agreement may be amended in accordance with the provisions of the Plan, and may otherwise be amended by written agreement of the Grantee and the Company without the consent of any other person.
16. Governing Law. This Award Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without reference to the principles of conflict of laws, except to the extent such law is preempted by federal law.
17. Data Privacy. By executing this Award Agreement, the Grantee hereby agrees freely, and with full knowledge and consent, to the collection, use, processing and transfer (collectively, the “Use”) of certain personal data such as the Grantee’s name, salary, job title, position evaluation rating, along with details of all past Awards and current Awards outstanding and awarded under the Plan or otherwise (collectively, the “Data”), for the purpose of managing and administering the Plan, a copy of which the Grantee acknowledges having received and understood. The Grantee further acknowledges and agrees that the Company and/or any of its Affiliates or Subsidiaries or may make Use of the Data amongst themselves, and/or with any other third parties assisting the Company in the administration and management of the Plan (collectively, the “Data Recipients”). In keeping therewith, the Grantee hereby further authorizes any Data Recipients, including any Data Recipients located in foreign jurisdictions, to continue to make Use of the Data, in electronic or other form, for the purposes of administering and managing the Plan, including without limitation, any necessary Use of such Data as may be required for the subsequent holding of Stock on the Grantee’s behalf by a broker or other third party with whom the Grantee may elect to deposit any Stock acquired through the Plan or otherwise. The Company shall, at all times, take all commercially reasonable efforts to ensure that appropriate safety measures shall be in place to ensure the confidentiality of the Data, and that no Use will be made of the Data for any purpose other than the administration and management of the Plan. The Grantee may, at any time, review his or her Data and request necessary amendments to such Data. The Grantee may withdraw consent to the Use of the Data herein by notifying the Company in writing at the following address: First Industrial Realty Trust, Inc. Attn: Chris Schneider, 311 S. Wacker Drive, Suite 4000, Chicago, IL 60606, USA; however, because the Data is essential to the Company’s ability to administer and manage the Plan and to assess employee admissibility under the Plan, by withdrawing consent to the Use of the Data, the Grantee may affect his or her eligibility to participate in the Plan. By executing this Award Agreement, the Grantee hereby releases and forever discharges the Company from any and all claims, demands, actions, causes of action, damages, liabilities, costs, losses and expenses arising out of, or in connection with, the Use of the Data for purposes of managing and administering the Plan, including without limitation, any and all claims for invasion of privacy, infringement of the Grantee’s right of publicity, defamation and any other personal, moral and/or property rights.
18. Section 409A. It is the intention of the Company that this Award Agreement and each Restricted Stock Unit granted hereunder shall comply with the requirements of Section 409A of the Code or be exempt from Section 409A of the Code and, with respect to amounts that are subject to Section 409A of the Code, shall in all respects be administered in accordance with Section 409A of the Code, and this Award Agreement, the Plan (insofar as it is incorporated by reference into this Award Agreement) and the terms and conditions of all Restricted Stock Units shall be interpreted accordingly. Notwithstanding anything in this Award Agreement to the contrary, to the extent required by Section 409A of the Code, any amount payable to the Grantee hereunder on account of his “separation from service” shall be delayed and paid to the Grantee on the first business day after the date that is six months following the Grantee’s “separation from service.”
19. Section 409A Amendment. The Committee reserves the right (including the right to delegate such right) to unilaterally amend this Award Agreement without the consent of the Grantee in order to maintain an exclusion from the application of, or to maintain compliance with, Code Section 409A. Any such amendment shall maintain, to the extent practicable, the original intent of the applicable provision. Grantee’s acceptance of this Award Agreement constitutes acknowledgement and consent to such rights of the Company.
(Signature page to follow)

     IN WITNESS WHEREOF, the undersigned has executed this Award Agreement as of date first written above.

FIRST INDUSTRIAL REALTY TRUST, INC.
By:

     I hereby acknowledge that I have received a copy of the Plan (the terms of which are generally incorporated by reference into this Award Agreement) and am familiar with the terms and conditions set forth therein. I agree to accept as binding, conclusive, and final all decisions and interpretations of the Committee. As a condition to the receipt of the Restricted Stock Unit Award, I hereby authorize the Company to withhold from any regular cash compensation payable to me by the Company any taxes required to be withheld under any applicable law as a result of this Restricted Stock Unit Award.

GRANTEE
By:

Date: